Exhibit 16.1

[Grant Thornton]

March 27, 2012

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Cornerstone Therapeutics Inc.

File No.000-50767

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Cornerstone Therapeutics Inc. dated March 27, 2012, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP